XXIV.Code of Ethics and Holdings Report

                                 Bartlett & Co.

                                 CODE OF ETHICS
                                       And
                                 HOLDINGS REPORT






































                                 Revised 4/28/06


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(1) Other regulatory agencies may take different positions on aggregation.

         TABLE OF CONTENTS


I.       DEFINITIONS

II.      STATEMENT OF PRINCIPLES
        A.       CLIENTS COME FIRST
        B.       AVOID TAKING ADVANTAGE
        C.       AVOID CONFLICTS OF INTEREST
        D.       COMPLIANCE WITH APPLICABLE LAW

III.     PROHIBITED PERSONAL SECURITIES TRANSACTIONS (PURCHASES & SALES)

IV.      EXEMPTED TRANSACTIONS

V.       PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

VI.      TRADING DESK PROCEDURES

VII.     TRANSACTION AND ACCOUNT POSITION REPORTING
        A.       DISCLOSURE OF PERSONAL BROKERAGE ACCOUNTS
        B.       ANNUAL REPORTING REQUIREMENTS
        C.       QUARTERLY REPORTING REQUIREMENTS

VIII.    ENFORCEMENT AND PENALTIES

IX.       FIDUCIARY DUTIES

X.       DUTIES AND POWERS OF THE ADVISOR

XI.      ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS AND HOLDINGS REPORT

I.  DEFINITIONS

"Act" means the Investment  Company
Act of 1940.

"Advisor" means Bartlett & Co.

"Bartlett Personnel" means all directors, officers and employees, whether full-time or part-time, of the Advisor. Any provisions of this Code that apply directly to Bartlett Personnel apply equally to accounts in the names of other persons in which Bartlett Personnel have Beneficial Ownership.

"Beneficial Ownership" means the opportunity, directly or indirectly, to profit or share in any profit derived from the purchase or sale of the subject Securities. "Beneficial Ownership" includes, but is not limited to, ownership of Securities held by members of the immediate family sharing the same household and other interests identified in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934. For these purposes, "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships.

"Investment Personnel" includes research analysts, traders, Portfolio managers and assistants to Portfolio managers.

"Legg Mason Fund Access Person" includes any Bartlett employee who in connection with his or her regular function, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Legg Mason Fund. This employee list is maintained monthly by the Chief Compliance Officer.

"Legg Mason Fund" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds. See Exhibit A - Reportable Funds listing - *Indicates Legg Mason Family of Funds.

"Personal Securities Transaction(s)" means transactions in Securities for the account(s) in the names of Bartlett Personnel, or for accounts in which Bartlett Personnel have Beneficial Ownership.

"Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, interest in any "limited offering" (as defined in Rule 204A-1), or in general, any interest or instrument commonly known as "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

(Definitions Continued)

The term "Security" shall not include the following securities (the "Excluded Securities"): (i) shares of registered open-end investment companies (except for certain Bartlett employees who are considered a Legg Mason Fund Access Person and who are subject to the Legg Mason Funds Code of Ethics) (ii) securities issued by the United States government, (iii) short term debt securities which are government securities within the meaning of Section 2(a)(16) of the Act,
(iv) bankers' acceptances, (v) bank certificates of deposit, (vi) commercial paper and (vii) such other money market instruments as may be designated by the Trust's Board of Trustees.

"Purchase or Sale of a Security" includes the writing of an option to purchase or sell a Security. A Security shall be deemed "being considered for Purchase or Sale" by any Bartlett & Co. client when a recommendation to purchase or sell has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A Security shall not be deemed to be one which is "being considered for Purchase or Sale" if such Security is reviewed as part of a general industrial survey or other broad monitoring of the securities market.

"Unaffiliated Mutual Fund" means any mutual fund which is NOT managed, subadvised or distributed by a Legg Mason, Inc. subsidiary.

II. STATEMENT OF PRINCIPLES

Bartlett & Co. has adopted this Code of Ethics and the accompanying procedures and forms to govern the employment activities by all personnel of Bartlett & Co. (collectively, "Bartlett Personnel"). The Code is based on the principle that Bartlett personnel owe a fiduciary duty to clients, and must avoid activities and relationships that might interfere with making decisions in the best interests of any client. Although this code contains a number of specific standards and policies, there are four key principles embodied throughout the Code. Bartlett Personnel must at all times comply with the following principles:

     A. Clients Come First

     The interests of Bartlett & Co. clients must always be paramount. Bartlett Personnel have a legal, fiduciary duty to place the interests of Bartlett & Co. clients first. Bartlett Personnel must scrupulously avoid serving their own interests ahead of those of any client.

     B. Avoid Taking Advantage

     Bartlett personnel may not take inappropriate advantage of their relationship to our clients. Bartlett Personnel should avoid any situation (unusual investment opportunities, perquisites, accepting gifts of more than $100 from persons seeking to do business with Bartlett & Co. or its clients, etc.) that might compromise, or call into question, the exercise of their fully independent judgment in the interests of clients. Bartlett Personnel may not use any non-public information concerning the firm's trading or investment activities to their own advantage (e.g. by front running client accounts).

     C. Avoid Conflicts of Interest

     All personal securities transactions should avoid any actual, potential or apparent conflicts of interest. Although all personal securities transactions by Bartlett Personnel must be conducted in a manner consistent with this Code, the Code itself is based upon the premise that Bartlett Personnel owe a fiduciary duty to clients, and should avoid any activity that creates an actual or perceived conflict of interest.

     D. Compliance With Applicable Law

     Bartlett Personnel must adhere to these general principles as well as comply with the specific provisions of this Code. Technical compliance with the Code and its procedures will not automatically insulate from scrutiny any activities that violate the spirit of the code or indicate an abuser of fiduciary duties. Bartlett & Co. also has an Insider Trading Policy that places additional limitations on personal trading and the "tipping" of inside information by Bartlett Personnel. Any prohibitions and procedures contained in this Code are in addition to those contained in the Insider Trading Policy.

     All Bartlett Personnel are obligated to understand and comply with their obligations under applicable law.


III. PROHIBITED PERSONAL SECURITIES TRANSACTIONS (PURCHASES & SALES)

A.       Investment Personnel
         MAY NOT:

o Execute any security trade, either personally or on behalf of others, based on material non-public information or communicate material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". Please refer to the Bartlett Policy and Procedures Manual for the complete Insider Trading Policy.

o    Acquire any Security in an initial public offering.

o    Acquire  any  Security  in  a  private   placement  without  prior  written
     authorization of the acquisition by the Chief Compliance Officer of the Advisor.

o Profit in a Personal Securities Transaction from the purchase and sale, or sale and purchase of the same or equivalent Securities within 60 calendar days (a "Short-Term Trade"). This restriction does not apply to:

        |X|  A Short-Term Trade involving Excluded Securities;
        |X| A Short-Term Trade for which express prior written approval has been received from the Chief Compliance Officer of the Advisor;
        |X| A Short-Term Trade that is non-volitional on the part of Bartlett Personnel; or
        |X| A Short-Term Trade resulting from an automatic dividend reinvestment plan.

o In any calendar year, receive a gift or anything else (for example, air fare, hotel accommodations, etc.) with a value of more than $100 from any single person or entity that does business, or is seeking to do business with the Advisor.

o Serve on the board of directors of a publicly traded company without prior authorization from the Chief Compliance Officer of the Advisor based upon a determination that such service would be consistent with the interests of Bartlett & Co. and not adverse to the interest of Bartlett & Co. clients. Investment Personnel that serve on such boards of directors are not permitted to participate in any investment decisions made by Bartlett & Co. involving Securities of a Company on whose board they serve.

      B.      Bartlett Personnel MAY NOT:

o Execute a Personal Securities Transaction without the prior written authorization of the Chief Compliance Officer of the Advisor or such authorized designees except for transactions in the following "non-reportable securities."

1.   Direct obligations of the US Government
2.   Money Market Instruments
3.   Money Market Funds
4.   Unaffiliated Mutual Funds; and
5. Unit Investment Trusts that invest solely in unaffiliated open end mutual funds

IV. EXEMPTED TRANSACTIONS

    The provisions described above under the heading Prohibited Personal Securities Transactions do not apply to:

o    Purchases or Sales of Excluded Securities;

o Purchases or Sales of Securities involving less than 1,000 shares of a Security included in the Standard & Poor's 500 Index;

o Purchases or Sales of Securities involving less than 1,000 shares of a Security of a company with a market capitalization in excess of $200 million and average daily trading volume in excess of 50,000 shares for the past ten trading days;

o    Purchases or Sales of options contracts on a broad-based market index;

o Purchases or Sales of Securities effected in any account in which Bartlett Personnel have no Beneficial Ownership;

o Purchases or Sales of Securities which are non-volitional on the part of Bartlett Personnel (for example, the receipt of stock dividends);

o Purchase of Securities made as part of automatic dividend reinvestment plans; and

o Purchase of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired.

V. PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

Except as otherwise permitted under this Code, all Bartlett Personnel wishing to engage in Personal Securities Transactions, must obtain prior written authorization of each such Personal Securities Transaction from the Chief Compliance Officer of Bartlett (or such person or persons that the Chief Compliance Officer may designate to make such written authorizations). Personal Securities Transactions by the Chief Compliance Officer shall require prior written authorization of the President of Bartlett or his designee, who shall perform the review and approval functions relating to reports and trading by the Chief Compliance Officer.

Any authorization so provided is effective through the next trading day after the authorization is granted. In the event that an order for the Personal Securities Transaction is not placed within that time period, a new authorization must be obtained. If the order for the transaction is placed but not executed within that time period, no new authorization is required.

Investment Personnel may buy or sell securities for personal accounts on the same day as investment advisory client transactions in the same security provided that such transactions are executed in "block" trades with client accounts. Investment Personnel with no knowledge of the client trade(s) are exempt from this "block" trade requirements.

The Chief Compliance Officer (or his designee) will review the firm's trade blotter on a daily basis to ensure that Personal Securities Transactions are executed in compliance with this Code.


VI. TRADING DESK PROCEDURES

The Bartlett & Co. Trading Desks shall not execute any Personal Securities Transaction for Bartlett Personnel unless such Personal Securities Transaction has received the authorized prior written pre-clearance by an approved pre-clearance officer designated by the Chief Compliance Officer of Bartlett & Co.

Bartlett & Co. does permit Personal Securities Transactions on the same day as client transactions in a security. Bartlett Portfolio Managers ("PM") must include such Personal Security Transactions in "block" trades with client accounts in which case the PM will receive the same execution price and will pay the same commission as the clients participating in the trade. Employees with no knowledge of the client trade(s) are exempt from this "block" trade requirement.

VII.  TRANSACTIONS AND ACCOUNT POSITION REPORTING REQUIREMENTS

A.  Disclosure  of  Personal   Brokerage   Accounts
     At  the   commencement  of employment, all Bartlett Personnel are required to submit to the Chief Compliance Officer of Bartlett & Co. the names and account numbers of all of their personal brokerage accounts, brokerage accounts of members of their immediate families, and any brokerage account which they control or in which they or an immediate family member living in the same household has Beneficial Ownership.

     Each of these accounts is required to furnish duplicate confirmations and statements to Bartlett & Co. The Chief Compliance Officer of Bartlett & Co. shall review, or cause to be reviewed, each confirmation from such accounts of Bartlett Personnel on a daily basis.

B.  Annual Reporting Requirements
     All Bartlett Personnel are required to disclose all personal Brokerage Accounts and all personal Securities holdings upon commencement of employment, and thereafter on an annual basis.

     At the commencement of employment and, thereafter, in the first quarter of each fiscal year, all Bartlett Personnel are required to certify that they have read and understand this Code and that they have complied with its requirements throughout the prior fiscal year.
     *The Annual reporting will also include the 3/31 quarterly reporting described below to avoid duplication.

C.  Quarterly Reporting Requirements

Not later than 30 days after the end of each calendar quarter, all Bartlett Personnel are required to certify, in writing, that they have reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. Certification forms will be provided for this purpose. *The Annual reporting above will also include the 3/31 quarterly report to avoid duplication.

For Bartlett Personnel executing trades through Charles Schwab Institutional, SI, detailed transaction information are deemed made automatically to the Chief Compliance Officer of the Advisor via an electronic transaction file received from SI on a daily basis.

For Bartlett Personnel executing trades other than through Charles Schwab Institutional, such detailed transaction information will be deemed to be made if the executing broker provides to the Chief Compliance Officer of the Advisor, on a timely basis, duplicate copies of confirmations of all Personal Securities Transactions and copies of periodic statements for all securities accounts.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

Bartlett Personnel need not make such a report with respect to transactions effected for any account in which they may have Beneficial Ownership, but over which they do not have any direct or indirect influence or control (for example, a blind trust). Similarly, Bartlett Personnel or members of their immediate families that acquire securities through periodic purchase plans need only report such acquisitions upon the start of employment at Bartlett & Co., or upon the first transaction in such a plan.

VIII. ENFORCEMENT AND PENALTIES

All Bartlett Personnel are required to report any violation of this Code of Ethics to the firm's CCO as soon as they are aware of the violation. All reporting of violations of the code is on a confidential basis and retaliation against the so-called "whistleblower" is prohibited.

The Chief Compliance Officer of the Advisor, or his designee, shall review each confirmation and brokerage statement describing Personal Securities Transactions by Bartlett Personnel. If a transaction appears to be in violation of this Code of Ethics, or in the case of Portfolio Managers subadvising Legg Mason Funds, the Legg Mason Fund Code of Ethics, the transaction will be reported to the Management Committee of the Advisor.

The Chief Compliance Officer will also conduct a periodic review of the trading activities of the firm's Investment Personnel. This review will focus on patterns of trading activity that might be indicative of front-running, market timing or other abusive trading practices.

Portfolio Managers of any publicly traded Mutual Fund that Bartlett & Co. sub advises or Investment Personnel who profit from a Short-Term Trade will be required to make a charitable contribution in the amount of the profit made.

IX.      FIDUCIARY DUTIES

A. Confidentiality. Bartlett Personnel have an obligation to keep all client information confidential. All personnel are prohibited from revealing information relating to the investment intentions, activities or portfolios of Bartlett clients, except to persons whose responsibilities require knowledge of the information, i.e. the client custodian.

B. Gifts. Bartlett Personnel are prohibited from soliciting gifts or gratuities. Acceptance of gifts of nominal value (i.e. annual value not more than $100.00) by Bartlett Personnel from clients, brokers, vendors, referral sources or other persons is permitted. Acceptance of extraordinary or extravagant gifts is not permitted. Bartlett Personnel may give gifts with an aggregate value of $100.00 or less annually to persons associated with securities or financial organizations, vendors, referral sources, clients or other persons. Gifting of extravagant or extraordinary gifts to any individual or entity is prohibited.

C. Investment Opportunities. Bartlett Personnel must offer any appropriate investment opportunities to the firm's clients before they may take personal advantage of such opportunities. For example, personnel shall not acquire a beneficial interest in a security of limited availability without first offering the opportunity to purchase such security to the clients of Bartlett.

D. Undue Influence. Bartlett Personnel may not cause or attempt to cause client accounts to purchase, sell or hold an investment in a manner calculated to create personal benefit to the employee.

E. Outside Business Activity. Bartlett Personnel may not engage in any outside business activities or serve as the director of another company without the prior approval of the firm's CCO.

X.       DUTIES AND POWERS OF THE ADVISOR

The Management Committee of the Advisor shall determine the appropriate response of the Advisor, taking into account all of the facts and circumstance of the apparent violation. If a violation has, in fact, occurred, the Management Committee shall, in its sole discretion, impose any one or more of the following penalties:

o    Letter of censure to the person or persons involved;

o Fines, in amounts to be determined by the Management Committee, to be paid by the person or persons involved;

o    Suspension of employment of the person or persons involved; or

o    Termination of employment of the person or persons involved.

The Management Committee also may impose any penalty it deems appropriate upon any person that has engaged in a course of conduct which, although in technical compliance with this Code, shows a pattern of abuse by that person of his or her fiduciary duties.

XI. ANNUAL ACKNOWLEDGEMENT & Account Number QUARTERLY 3/31/06 Combined:
RECEIPT OF POLICY AND PROCEDURES MANUAL AND THE CODE OF ETHICS AND PERSONAL HOLDINGS REPORT

I acknowledge that I have received the Policy and Procedures Manual as well as the Bartlett Code of Ethics within and represent that;

1. I have read the Policy and Procedures Manual as well as the Bartlett Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Ownership. I have read the definition of "Beneficial Ownership" and understand that I may be deemed to have a Beneficial Interest or Ownership in Securities owned by members of my Immediate Family sharing the same household and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section V of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest or Ownership, except for Transactions exempt from pre-clearance under Section IV of the Code.

3. In accordance with Section VII.A. & B. of the Code of Ethics, I will report all non-exempt Securities Accounts in which I have or acquire a Beneficial Interest or Ownership.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the Section VIII requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. In accordance with Section VII.B. of the Code, the following is a list of all Securities in which I have a Beneficial Interest or Ownership:

     Provide the information requested below for each account that you maintain with a broker, dealer, bank, or mutual fund (including 529 plan accts & accounts you maintain at Charles Schwab Institutional). Indicate "None" if appropriate.

  Name of Broker, Dealer, Bank or
            Mutual Fund                                 Account Title                   Account Number
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*Attach the most recent account statement for each account identified above that is not maintained at Charles Schwab Institutional . See next page for continued list...

     Continued list -if needed: Provide the information requested below for each account that you maintain with a broker, dealer, bank, or mutual fund (including 529 plan accts & accounts you maintain at Charles Schwab Institutional). Indicate "None" if appropriate.

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Name of Broker, Dealer, Bank or Mutual Fund                Account Title                        Account Number
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*Attach the most recent account statement for each account identified above that is not maintained at Charles Schwab Institutional - if we are not already receiving it.

* If you own Beneficial Interests in Securities that are not listed on an attached account statement or in an account maintained at Charles Schwab Institutional, please list them below. Include Private Equity Investments. Indicate "None" if appropriate.


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Name of Broker, Dealer,    Account Title           Account Number          Name of Security        Number of
Bank, or Mutual Fund                                                                               Shares/Principal
                                                                                                   Amount
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     I certify that the information on these forms is accurate and complete. *I also acknowledge that I have pre-cleared all security trades for quarter ending 3/31/2006.



     ____________________________________________
     Print: Access Person's Name or Employee's Name



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     Access Person's Signature or Employee's           Date